SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Neuberger Berman Next Generation Connectivity Fund Inc.

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Boaz R. Weinstein

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Saba | Capital

The Case for Adding a Shareholder Representative to NBH & NBXG's 10-Member Boards

July 2024

Why We Are Seeking to Replace One Director on NBH and NBXG's 10-Member Boards

1. Saba is the largest shareholder of the **Neuberger Berman Municipal Fund (NYSE: NBH)** and the **Neuberger Berman Next Generation Connectivity Fund (NYSE: NBXG)** (the "Neuberger Berman Funds").

2. NBH and NBXG have **delivered negative returns for shareholders** over multiple periods and **persistently trade at a discount to their net asset value**.

3. **The Neuberger Berman Funds are governed by directors who have demonstrated a disregard for shareholders' interests**, as evidenced by their illegal stripping of shareholders' votes, their majority vote standard, their classified board structure, their long tenures and their lack of alignment with the funds' owners.

4. We believe that **NBH and NBXG's Boards of Directors urgently need fresh ideas and perspectives** to address the funds' persistent trading discounts and underperformance.

5. We are convinced that **NOW is the time to take action** to close the Neuberger Berman Funds' discount and we urge shareholders to **elect Saba's highly qualified nominee, Paul Kazarian, by voting on the GOLD proxy card today**.

Given the Neuberger Berman Funds' persistent trading discount, adding a director representative from their largest shareholder would add much-needed accountability and ensure the Boards' interests are aligned with investors.

Saba Has a Track Record of Good Governance and Value Creation

- **We are the world's largest single investor in closed-end funds, managing a $5.8 billion portfolio that is invested across more than 200 CEFs.**
  - ✓ Saba's successful track record as a CEF activist has earned it recognition as the "*Activist Hedge Fund Manager of the Year*" by Institutional Investor in both 2023 and 2024.[1]
  - ✓ No firm has ever won an award like this for CEF activism.
- **Saba's CEF investment strategy focuses on:**
  - ✓ Pursuing changes that will return discounted CEFs to their full NAV,
  - ✓ Creating long-term value for shareholders through lower fees and better management, and
  - ✓ Protecting shareholder rights.



HEDGE FUND
INDUSTRY AWARDS
2023
Activist
Hedge Fund
Manager of the Year
SABA CAPITAL
MANAGEMENT
Winner



INSTITUTIONAL
INVESTOR
21st Annual
Hedge Fund
Industry Awards
Winner
Activist Hedge
Fund Manager
of the Year
Saba Capital
Management

Source: Institutional Investor. [1] See disclaimer: The 2023 and 2024 Activist Hedge Fund Manager of the Year awards were open to hedge funds whose strategy relies primarily on activist investments. Saba submitted information related to 2022 and 2023 investment returns, performance track record, risk management, stability of investment team, as well as portfolio management, respectively. Winners for the 2023 and 2024 Institutional Investor Awards were announced on May 11, 2023 and May 1, 2024, respectively. (Disclaimer continues on slide 19).

Saba Has a Track Record of Good Governance and Value Creation (continued)

Saba's Record of Advocating for CEF Shareholder Rights

Saba Capital	**Saba Capital Income & Opportunities Fund** **Saba Capital Income & Opportunities Fund II**	✓Plurality vote standard, equal voting rights, multiple liquidity events for shareholders. ✓Non-staggered board at BRW. ✓In May 2024, the SABA board approved a share repurchase program and 1-for-2 reverse stock split, and will de-stagger itself, subject to shareholder approval.
N|B	**Neuberger Berman High Yield Strategies Fund**	✓In October 2020, Saba reached an agreement with NHS for the fund to tender 25% of its outstanding shares of common stock at a price per share equal to 96% of its NAV per share. ✓Prior to the announcement, NHS traded at a -8.1% discount to NAV.[1] As of Q1 2024, NHS traded at a 0.5% premium to NAV.
Eaton Vance Investment Managers	**Eaton Vance Senior Floating-Rate Trust** **Eaton Vance Floating-Rate Income Trust** **Eaton Vance Senior Income Trust**	✓In May 2021, Saba entered an agreement with the funds upon implementation of a long-term discount management plan. ✓Improved average trading discount to NAV from -12% when Saba filed its 13D in 2020 to +1.4% premium today.[2]
Salient	**Salient Midstream & MLP Fund**	✓In August 2022, reached an agreement to support the fund's reorganization into a lower fee open-end mutual fund. ✓Secured distribution paid to all shareholders based on a $300,000 payment by the fund's investment advisor.

Source: Fund documents, Bloomberg. Saba, Neuberger Berman, Eaton Vance and Salient: for illustrative purposes only. [1] Data as of 10/16/2020 close. [2] Data as of 5/10/2024 close.

About the Neuberger Berman Municipal Fund (NYSE: NBH)

Fund Description & Investment Philosophy

- NBH is a diversified CEF that invests primarily in municipal securities.
- The fund's portfolio comprises tax-exempt bonds that aim to provide an attractive current yield while generating superior relative returns through complete interest rate cycles.
- The fund utilizes leverage through the issuance of preferred stock.

Five-Year Market Price vs. NAV



$16
$15
$14
$13
$12
$11
$10
$9
$8
2019
2020
2021
2022
2023
2024
Market Price
NAV

Five-Year Trading Premium/Discount



15%
10%
5%
0%
-5%
-10%
-15%
-20%
2019
2020
2021
2022
2023
2024
The discount grew by 2.3x

NBH factsheet, Q1 2024. Bloomberg, data runs from May 22, 2019 through May 20, 2024, the day before Saba filed its preliminary proxy.

About the Neuberger Berman Next Generation Connectivity Fund (NYSE: NBXG)

Fund Description & Investment Philosophy

- NBXG is a non-diversified CEF focused on mobile network connectivity and technology.
- The fund invests in U.S. and non-U.S. equity securities – including private companies – in any market capitalization range that demonstrate growth potential related to the 5G mobile network and future generations of mobile network connectivity and technology.
- The fund has been actively investing in the artificial intelligence space, including in semiconductor infrastructure investment opportunities.

Since Inception Market Price vs. NAV



$18
$16
$14
$12
$10
$8
$6
2021
2022
2023
2024
Market Price
NAV

Since Inception Trading Premium/Discount



5%
0%
-5%
-10%
-15%
-20%
-25%
2021
2022
2023
2024
-15.1% average discount to NAV

NBXG factsheet, Q1 2024. Bloomberg, data runs from May 26, 2021 through May 20, 2024, the day before Saba filed its preliminary proxy.

NBH and NBXG Have Delivered Underwhelming Returns for Shareholders

NBH and NBXG Have Performed Negatively Over Multiple Periods					
Ticker	**Inception Date**	**1-Year**	**3-Year**	**5-Year**	**Since Inception**
NBH	9/24/2002	8%	-25%	-7%	122%
NBXG	5/25/2021	37%	-18%	N/A	-18%

Trading Discounts as of May 20, 2024:

NBH
-12.9% Discount to NAV

NBXG
-15.3% Discount to NAV

This poor performance is not what shareholders signed up for.

Bloomberg, data as of May 20, 2024, the day before Saba filed its preliminary proxy statements. Start date for 1-year performance is May 21, 2023. Start date for 3-year performance is May 21, 2021. Start date for 5-year performance is May 22, 2019.

Governance Issue #1: The Funds' Directors Illegally Stripped Shareholders' Voting Rights

NBH and NBXG directors have used control share provisions – which have been ruled illegal – to prevent shareholders from voting all their shares.

- The use of control share provisions has been deemed illegal by the U.S. District Court for the Southern District of New York and by the U.S. Court of Appeals for the Second Circuit.

- Saba successfully sued CEFs managed by Nuveen, Eaton Vance, BlackRock, Tortoise Capital Advisors, Royce Investment Partners, Adams Funds and FS Investments which were found to have broken federal law and violated the Investment Company Act by preventing shareholders from voting all their shares in an election.

- **The fact that NBH and NBXG's directors continue to utilize control share provisions demonstrates that they are more focused on protecting themselves instead of on acting in shareholders' best interests.**

U.S. Court of Appeals for the Second Circuit Reaffirms Ruling That Certain Closed-End Funds, Including Funds Advised by BlackRock, Violated the Investment Company Act of 1940

Appellate Court Upholds Saba's Victory Over 11 Closed-End Funds That Broke Federal Law

BlackRock, Royce Investment Partners, Tortoise Capital Advisors, Adams Funds and FS Investments Illegally Adopted Control Share Provisions at

U.S. Court of Appeals for the Second Circuit Reaffirms Ruling That Certain Closed-End Funds, Including Funds Advised by BlackRock, Violated the Investment Company Act of 1940

Appellate Court Upholds Saba's Victory Over 11 Closed-End Funds That Broke Federal Law

BlackRock, Royce Investment Partners, Tortoise Capital Advisors, Adams Funds and FS Investments Illegally Adopted Control Share Provisions at Their Closed-End Funds

June 26, 2024 01:30 PM Eastern Daylight Time

Saba press releases, court rulings.

Governance Issue #2: The Funds Have a Majority Vote Standard

NBH and NBXG use onerous majority voting standards, which are nearly impossible to achieve and have been criticized by the legal system.

- NBXG requires that directors must be elected by a majority of the fund's outstanding common stock. NBH requires that directors must be elected by a majority of the fund's outstanding common stock and preferred stock, voting together.

- These are different from a typical vote standard, which would require support from a majority of the shares voted in an election.

- By instituting such a difficult to achieve vote standard, the Neuberger Berman Funds are depriving shareholders of their right to select directors and are entrenching the incumbent directors in their seats even if the vote threshold is not reached.

- In June 2024, the U.S. District Court for the Southern District of New York criticized a similar voting standard at a BlackRock fund: *"The alternative proposed by Defendants is simply not plausible: <u>that even where a fund fails to have successful elections for years and where a fund's board is composed primarily or entirely of holdovers selected by the sole initial shareholder who is affiliated with the investment advisor, even in perpetuity, there is no circumstance where such a fund could be found to be in violation of the ICA's requirements</u> for shareholder elections and board composition [...]"*



According to Neuberger Berman's rules, if 52 people show up to vote out of 100 registered voters, the winning party must receive support from 50 of them – or 96% of the votes cast.

NBH and NBXG 2024 definitive proxy statements, court ruling (underline emphasis Saba's).

Governance Issue #3: The Funds' Boards Are Classified

NBH and NBXG each have classified Boards, despite this being a "problematic governance structure."[1]

- The annual election of all trustees – at one time – encourages board accountability to shareholders, which, in turn, boosts a fund's performance.
- This view is shared by leading independent proxy advisors and large institutional investors.
- Companies that care about good governance and the investment community's feedback have taken note in recent years, with ~90% of the S&P 500 and ~73% of the S&P 1,500 now holding annual elections for all their board members.[2]

> "*PROBLEMATIC TAKEOVER DEFENSES, CAPITAL STRUCTURE, AND GOVERNANCE STRUCTURE:*
>
> *• A classified board structure*"

ISS

> "*[W]e feel the **annual election of directors encourages board members to focus on shareholder interests.***"

GLASS LEWIS

> "***All directors should be accountable to shareholders on an annual basis.***"

NYS COMMON RETIREMENT FUND

[1] Institutional Shareholder Services. Permission to quote was neither sought not obtained. [2] Approximately 60% of the companies in the Russell 3,000 elect all their board members annually. See Matteo Tonello et al., Corporate Board Practices in the Russell 3000, S&P 500 and S&P Mid-Cap 400 (Nov. 2022) and Ernst & Young, EY Center for Board Matters: Corporate Governance by the Numbers (March 2022). ISS 2024 U.S. Investment Stewardship Guidelines. Glass, Lewis & Co. 2024 U.S. Benchmark Proxy Voting Guidelines. New York State Common Retirement Fund 2024 Proxy Voting Guidelines.

Governance Issue #4: The Funds' Directors Are Long-Tenured and Overboarded

8 of the 10 NBH directors have served since at least 2015.

NBH Director	Director Since
Joseph V. Amato	**2009**
Michael J. Cosgrove	**2015**
Marc Gary	**2015**
Martha Clark Goss	**2007**
Ani G. Kaplan	2023
Michael M. Knetter	**2007**
Deborah C. McLean	**2015**
George W. Morriss	**2007**
Tom D. Seip	**2002**
Franklyn E. Smith	2023

8 of the 10 NBXG directors have served since the fund's inception in 2021.

NBXG Director	Director Since
Joseph V. Amato	**2021**
Michael J. Cosgrove	**2021**
Marc Gary	**2021**
Martha Clark Goss	**2021**
Ani G. Kaplan	2023
Michael M. Knetter	**2021**
Deborah C. McLean	**2021**
George W. Morriss	**2021**
Tom D. Seip	**2021**
Franklyn E. Smith	2023

All 10 of NBH and NBXG's directors simultaneously serve on the boards of at least five other Neuberger Berman CEFs (NBW, NBO, NHS, NRO and NML).

Adding a new, independent director will help NBH and NBXG's boards objectively guide performance and governance decisions, as well as effectively oversee their management teams.

NBH and NBXG 2024 definitive proxy statements, publicly available information.

Governance Issue #5: The Funds' Directors' Interests Are Not Aligned With Shareholders'

NBH and NBXG's directors collectively own de minimis shares of the funds they oversee, demonstrating their lack of alignment with the funds' investors. In contrast, we are the funds' top shareholder, and our nominee will bring that ownership mindset to the boardroom.

Current Director	Dollar Range of Equity Securities Owned in:	
	NBH	**NBXG**
Independent Directors		
Michael J. Cosgrove[1]	None	$10,001-$50,000
Marc Gary	None	None
Martha C. Goss	None	None
Ami Kaplan	None	None
Michael M. Knetter	None	None
Deborah C. McLean	None	None
George W. Morriss[2]	None	$50,001-$100,000
Tom D. Seip	None	None
Franklyn E. Smith	None	None
Director who is an "Interested Person"		
Joseph V. Amato	None	None

[1] Mr. Cosgrove owns 1,000 shares of common stock of NBXG, constituting less than 1% of the Fund's outstanding shares of common stock.

[2] Mr. Morriss owns 5,000 shares of common stock of NBXG, constituting less than 1% of the Fund's outstanding shares of common stock.

NBH and NBXG 2024 definitive proxy statements.

Our Independent and Highly Qualified Nominee: Paul Kazarian



Mr. Kazarian has extensive experience as a CEF director and investor. He also has deep expertise in bonds, loans, equities, derivatives and ETFs, which – considering the nature of NBH and NBXG's businesses and structure – make him highly qualified to advise the Neuberger Berman Funds with respect to their investments and governance.

- **Deep CEF investment expertise:** Partner and Closed-End Fund Portfolio Manager at Saba Capital, where he is responsible for exchange-traded products, including ETF arbitrage and CEFs.

- **Vast capital markets knowledge:** Former Director in RBC Capital Markets, LLC's Global Arbitrage and Trading Group. RBC Capital Markets, LLC is a subsidiary of the Royal Bank of Canada (NYSE: RY).

- **Relevant technology expertise:** Former technology analyst at Merrill Lynch, Pierce, Fenner & Smith Incorporated, an investment banking and management company.

- **Substantial CEF board experience:** Currently serves on the boards of Saba Capital Income & Opportunities Fund II (NYSE: SABA) (f.k.a. Templeton Global Income Fund), Miller/Howard High Income Equity Fund (NYSE: HIE), Destra Multi-Alternative Fund (NYSE: DMA) and ASA Gold and Precious Metals Limited (NYSE: ASA).

Appendix



We Have Experience Eliminating CEFs' Trading Discounts

- Saba tries to find creative solutions for any fund that we're involved in.
- The Center Coast Brookfield MLP & Energy Infrastructure Fund (NYSE: CEN) had a –19.4% discount to NAV prior to Saba's engagement. The discount reached as wide as -27.3% during the year of our engagement.
- After we began engaging with CEN, the board began a review of paths to address CEN's discount to NAV. Ultimately, CEN reorganized into an open-end fund – following shareholder approval.
- The move successfully eliminated CEN's discount to NAV.

Center Coast Brookfield MLP & Energy Infrastructure Fund Considering Strategic Options

NEW YORK, NY — Monday, August 1, 2022 — Brookfield Public Securities Group ("PSG"), the investment adviser to Center Coast Brookfield MLP & Energy Infrastructure Fund ("CEN"), in collaboration with the Board of Trustees of CEN, has been and continues to evaluate various strategic options for CEN seeking to advance and maximize shareholder value. This includes, without limitation, fund reorganizations within the Brookfield fund complex, reorganization opportunities with third parties, and strategic portfolio repositioning, including a potential sale of all or a part of CEN's holding in KKR Eagle. The Board expects to be in a position to present an option for shareholder action or otherwise by the end of the first quarter 2023.

Center Coast Brookfield MLP & Energy Infrastructure Fund Announces Planned Reorganization

New York, NY – Thursday, March 30, 2023 – Center Coast Brookfield MLP & Energy Infrastructure Fund (NYSE: CEN) announced today that its Board of Trustees approved a proposal by Brookfield Public Securities Group LLC ("PSG"), the investment adviser of CEN, to reorganize CEN into Center Coast Brookfield Midstream Focus Fund (the "Focus Fund") (the reorganization of CEN into the Focus Fund is the "Reorganization"). The Board of Trustees that oversees the Focus Fund also approved the Reorganization. The Focus Fund is an open-end fund that is a series of Brookfield Investment Funds, which is also managed by PSG using a similar investment strategy.

CEN press releases.

We Have Consistently Defended CEF Shareholders' Rights

Jan. 2023
The U.S. District Court for the Southern District of New York denies the Templeton Global Income Fund's (NYSE: GIM) bid to block the certification of shareholder votes.

Jan. 2023
The Suffolk County Superior Court in Massachusetts sides with Saba, ruling that four Eaton Vance CEFs' use of control share provisions violated the '40 Act.

Dec. 2023
The U.S. Court of Appeals for the Second Circuit sides with Saba and upholds a lower court's ruling that Nuveen-advised CEFs violated the '40 Act.

Dec. 2023
The U.S. District Court for the Southern District of New York sides with Saba and rules that 11 CEFs violated the '40 Act in their use of control share provisions.

Jan. 2024
Saba brings a complaint against ASA Gold and Precious Metals Limited (NYSE: ASA) in the U.S. District Court for the Southern District of New York for its use of a poison pill.

Mar. 2024
Saba files lawsuit in the U.S. District Court for the Southern District of New York against the BlackRock ESG Capital Allocation Term Trust (NYSE: ECAT) for the fund's adoption of a majority vote standard bylaw.

Jun. 2024
The U.S. District Court for the Southern District of New York denies BlackRock's motion to dismiss Saba's lawsuit against ECAT's majority vote standard bylaw.

Jun. 2024
The U.S. Court of Appeals for the Second Circuit sides with Saba and upholds the lower court's ruling that 11 CEFs violated the '40 Act in their use of control share provisions.

Public records, court rulings, Saba press releases.

Conclusion: Elect Saba Nominee Paul Kazarian on the GOLD Proxy Card

Vote FOR Paul Kazarian on Saba's GOLD Proxy Card

If you already voted using the funds' white proxy card, you have every right to change your vote by voting using the GOLD proxy card.

Only the latest validly executed proxy that you submit will be counted.

Discard the Neuberger Berman Funds' White Proxy Card

Voting "ABSTAIN" or "AGAINST" on the funds' white proxy card is not the same as voting for Saba's nominee, Paul Kazarian, because a vote on the funds' white proxy card will revoke any previous voting instructions that you submitted on the GOLD proxy card.

Legal Disclaimer

The materials in this presentation (the "Presentation") are for informational purposes only, are not complete and do not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise). This Presentation is not an advertisement. The Presentation should not be construed as legal, tax, investment, financial or other advice. The views expressed in the Presentation represent the opinions of Saba and are based on publicly available information with respect to the Neuberger Berman Funds. Saba recognizes that there may be confidential information in the possession of the Neuberger Berman Funds that could lead the Neuberger Berman Funds to disagree with Saba's conclusions. Certain financial information and data used in the Presentation have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third-party reports. Saba has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in the Presentation. Saba does not endorse third-party estimates or research, which are used in the Presentation solely for illustrative purposes. No representation or warranty, express or implied, is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency from any third party, are accurate. Past performance is not an indication of future results. Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any statement by any third party or in any SEC or other regulatory filing or third-party report. Unless otherwise indicated, the figures presented in the Presentation may not have been calculated using generally accepted accounting principles ("GAAP") and may not have been audited by independent accountants. Such figures may vary from GAAP in material respects and there can be no assurance that the unrealized values reflected in the Presentation will be realized. There is no assurance or guarantee with respect to the prices at which any securities of the Neuberger Berman Funds will trade, and such securities may not trade at prices that may be implied in the Presentation. The opinions, estimates, projections, pro forma information and potential impact of the opportunities identified by Saba in the Presentation are based on assumptions that Saba believes to be reasonable as of the date hereof or as other cited, but there can be no assurance or guarantee that actual results or the performance of the Neuberger Berman Funds will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of a security. Saba reserves the right to change any of its opinions expressed in the Presentation at any time as it deems appropriate. Saba disclaims any obligation to update the data, information or opinions contained in the Presentation.

Disclaimer Regarding Awards Listed on Slide 3

More information on the awards is available here: https://www.institutionalinvestor.com/article/2d6anafxgowqfj0jskbnk/culture/here-are-the-winners-of-the-21st-annual-hedge-fund-industry-awards and here: https://www.institutionalinvestor.com/article/b8ynqlgnjb6y8q/Here-Are-the-Winners-of-the-20th-Annual-Hedge-Fund-Industry-Awards. Saba did not pay any fees for consideration for these awards. Awards listed above are based on factors including, but not limited to, investment returns and assets under management, as provided by Saba or its investors. Awards may be judged by a panel of industry executives or through a more general voting process. For each award's specific selection criteria, see the corresponding website. Some nominations include an associated awards ceremony for which Saba compensates the award provider to attend the ceremony (e.g. ceremony). These awards do not constitute an endorsement by the award provider and do not express an opinion or view on Saba's ability to perform its duties as an investment adviser. Ratings are in no way indicative of an adviser's future performance, which may vary. The information provided herein does not constitute an offer or solicitation regarding any investment products or services offered by Saba.